AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT

         THIS AMENDMENT dated October 30, 2000 (this "Amendment") to the Preferred Stock Purchase Agreement (the "Agreement") dated July 28, 2000 is entered into by and between OPTICNET, INC., ("OpticNet" or the "Company"), a Delaware corporation and BEI TECHNOLOGIES, INC. ("BEI Technologies" or the "Purchaser"), a Delaware corporation. Capitalized terms used but not defined herein shall have that meaning ascribed to them in the Agreement.

         WHEREAS, on July 28, 2000 the Company and the Purchaser entered into the Agreement whereby the Company agreed to sell to Purchaser and Purchaser agreed to purchase from the Company 500,000 shares of the Company's Series A Preferred Stock;

         WHEREAS, OpticNet and BEI Technologies have agreed to enter into that certain Technology Transfer and Distribution Agreement and certain other agreements related thereto in connection with the distribution of shares of OpticNet's voting common stock to the stockholders of BEI Technologies; and

         WHEREAS, each of the Company and the Purchaser now wish to amend the Agreement to add new Section 4.11 as set forth below thereto;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties and agreements contained herein and intending to be legally bound hereby, the parties hereto amend the Agreement as follows:

         1. Section 4 of the  Agreement  shall be amended to add new  subsection
4.11 thereto which shall read in full as follows:

                  4.11 Repurchase of Preferred Shares upon Change in Control for BEI Technologies.

                           (a) Upon a Change in Control of the Purchaser, defined as the occurrence of any one of the following events:

                                    (i) any consolidation or merger of Purchaser
                           with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Purchaser immediately prior to such consolidation, merger, reorganization or recapitalization, own less than [65]% of the surviving entity's voting securities immediately after such consolidation, merger, reorganization or recapitalization, or any transaction or series of related transactions resulting in the transfer of control of in excess of [65]% of the Purchaser's voting securities; or

                                    (ii)  the  sale  or  an   agreement  by  the
                           Purchaser to sell all or substantially all of its assets;


                                       1.

                  then OpticNet shall have the right (the "Repurchase Right"), but not the obligation, to repurchase all or, at its election, a portion of, the Preferred Shares from the Purchaser for cash at the Fair Market Value thereof (a "Repurchase") as of such date of such Repurchase (the "Repurchase Price"). "Fair Market Value" shall be determined for the Preferred Shares by valuing the same as an interest in a continuing business and without taking into account any discounts or premiums (e.g., lack of marketability discounts, minority discounts, illiquidity discounts and control premiums). The Fair Market Value shall be determined by mutual agreement of the Company and the Purchaser, or by an investment bank, a nationally recognized accounting firm or third party appraiser (whose fee shall be shared equally by the Company and the Purchaser) mutually agreed upon by the Company and the Purchaser (the "Independent Appraiser"). In the event the Company and the Purchaser shall be unable to mutually agree on the Repurchase Price or on an Independent Appraiser within 30 days following delivery of the Notice of Exercise of Repurchase Right (as defined below), each party hereto shall choose an independent party (the "Independent Designees"), which Independent Designees shall be charged with selecting and agreeing on an Independent Appraiser. If such Fair Market Value is to be determined by an Independent Appraiser, it shall be determined within 30 days following the appointment (by mutual selection or by the Independent Designees) of such Independent Appraiser.

                           (b) Within 30 days  following  a Change in Control of
                  Purchaser, Purchaser shall deliver to OpticNet a notice setting forth the circumstances of such Change in Control (the "Change in Control Notice"). Following a Change in Control, OpticNet may notify Purchaser of OpticNet's intent to exercise its Repurchase Right, as the case may be, by delivering a notice of the exercise of such Repurchase Right (the "Notice of Exercise of Repurchase Right") to Purchaser within 60 days of receipt of the Change in Control Notice. Such Notice of Exercise of Repurchase Right shall provide the proposed date for closing the repurchase of the Preferred Shares (the "Repurchase Date"), which shall be not later than the earlier of (i) 90 days following the date of such Change in Control of Purchaser and (ii) 20 days following the final determination of the Repurchase Price. Purchaser shall be deemed to have received the Notice of Exercise of Repurchase Right 5 days after mailing thereof by United States registered mail or upon delivery in person to the Purchaser at the address for Purchaser set forth in the Agreement. On the Repurchase Date, OpticNet shall cause to be delivered to Purchaser the Repurchase Price by certified check or wire transfer in immediately available funds against delivery by Purchaser of the certificate(s) evidencing the Preferred Shares, duly endorsed for transfer to OpticNet free and clear of all claims, encumbrances and rights of third parties. Any failure by Purchaser to deliver the Change in Control Notice to OpticNet as required herein shall not prejudice OpticNet's right to exercise the Repurchase Right provided to OpticNet herein by following such requirements for exercise of such Repurchase Right as set forth above.


                                       2.

                           (c) OpticNet may, at its election,  freely assign the
                  Repurchase Right provided herein, to one or more parties in whole or in part.

                           (d) From and after the date of any  Change in Control
                  of the Purchaser until the earlier of (i) the Repurchase Date or (ii) the date 120 days following the date of such Change in Control, BEI Technologies shall automatically and without further action be deemed to have granted and hereby grants to OpticNet an irrevocable proxy to vote the Preferred Shares, and the shares of the Voting Common Stock of the Company into which the Preferred Shares are convertible, as applicable, with full power of substitution therefor, with respect to any actions which the holder of the Preferred Shares may be entitled to vote upon under the Delaware General Corporation Law or the California General Corporation Law, as the case may be. Such irrevocable proxy is acknowledged by BEI Technologies to be coupled with an interest.

         2. Representations And Warranties of the Company. OpticNet hereby represents and warrants to the Purchaser as of the date of this Amendment as follows:

                  2.1 Incorporation and Good Standing. OpticNet is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  2.2 Authorization. All corporate action on the part of OpticNet necessary for the authorization of this Amendment and the performance of all obligations of OpticNet hereunder have been taken.

         3. Representations And Warranties of the Purchaser. BEI Technologies hereby represents and warrants to the Company as of the date of this Amendment as follows:

                  3.1 Incorporation and Good Standing. BEI Technologies is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  3.2  Authorization.  All  corporate  action on the part of BEI
Technologies   necessary  for  the  authorization  of  this  Amendment  and  the performance of all obligations of BEI Technologies hereunder have been taken.

         4. Continuing Effect. Except as expressly amended hereby, the Agreement shall remain and continue in full force and effect.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                                       3.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

                           OPTICNET, INC., a Delaware corporation



                           By:
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                           Name:
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                           Title:
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                           BEI TECHNOLOGIES, INC., a Delaware corporation



                           By:
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                           Name:
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                           Title:
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